                                                                     EXHIBIT 4.2




    =================================================================


                             DC HOLDCO, INC.

                                   and

                          THE BANK OF NEW YORK

                             as Rights Agent


                      ____________________________

                            Rights Agreement

                      Dated as of November 8, 1995
                      ____________________________


    =================================================================

                               TABLE OF CONTENTS
                               -----------------


Section l.  Certain Definitions. . . . . . . . . . . . . . . . . . . . .  2

Section 2.  Appointment of Rights Agent. . . . . . . . . . . . . . . . . 10

Section 3.  Issuance of Right Certificates . . . . . . . . . . . . . . . 10

Section 4.  Form of Right Certificates . . . . . . . . . . . . . . . . . 14

Section 5.  Countersignature and Registration. . . . . . . . . . . . . . 16

Section 6.  Transfer, Split Up, Combination and Exchange of
            Right Certificates; Mutilated, Destroyed, Lost or
            Stolen Right Certificates. . . . . . . . . . . . . . . . . . 17

Section 7.  Exercise of Rights; Purchase Price; Expiration Date
            of Rights. . . . . . . . . . . . . . . . . . . . . . . . . . 19

Section 8.  Cancellation and Destruction of Right Certificates . . . . . 22

Section 9.  Reservation and Availability of Shares of Series R
            Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . 23

Section 10. Series R Preferred Stock Record Date . . . . . . . . . . . . 26

Section 11. Adjustments to Number and Kind of Shares, Number of
            Rights or Purchase Price.. . . . . . . . . . . . . . . . . . 26

Section 12. Certification of Adjustments . . . . . . . . . . . . . . . . 52

Section 13. Consolidation, Merger or Sale or Transfer of Assets
            or Earning Power . . . . . . . . . . . . . . . . . . . . . . 53

Section 14. Fractional Rights and Fractional Shares. . . . . . . . . . . 61

Section 15. Rights of Action . . . . . . . . . . . . . . . . . . . . . . 63

Section 16. Agreement of Right Holders . . . . . . . . . . . . . . . . . 64

Section 17. Right Certificate Holder Not Deemed a Shareholder  . . . . . 66

Section 18. Concerning the Rights Agent. . . . . . . . . . . . . . . . . 66

Section 19. Merger or Consolidation or Change of Name of Rights
            Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

Section 20. Duties of Rights Agent . . . . . . . . . . . . . . . . . . . 69

Section 21. Change of Rights Agent . . . . . . . . . . . . . . . . . . . 73

Section 22. Issuance of New Right Certificates . . . . . . . . . . . . . 75

Section 23. Redemption . . . . . . . . . . . . . . . . . . . . . . . . . 76

Section 24. Notice of Proposed Actions . . . . . . . . . . . . . . . . . 77

Section 25. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 79

Section 26. Supplements and Amendments . . . . . . . . . . . . . . . . . 80

Section 27. Successors . . . . . . . . . . . . . . . . . . . . . . . . . 82

Section 28. Benefits of this Rights Agreement. . . . . . . . . . . . . . 82

Section 29. Delaware Contract. . . . . . . . . . . . . . . . . . . . . . 83

Section 30. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 83

Section 31. Descriptive Headings . . . . . . . . . . . . . . . . . . . . 83

Section 32. Determination and Actions by the Board of Directors,
            Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83

Section 33. Severability . . . . . . . . . . . . . . . . . . . . . . . . 84


Exhibit A    --   Form of Certificate of Designation
Exhibit B    --   Form of Right Certificate
Exhibit C    --   Summary of Rights

                            RIGHTS AGREEMENT
                            ----------------

     Agreement ("Rights Agreement"), dated as of November 8, 1995, between DC Holdco, Inc., a Delaware corporation (the
"Corporation"), and The Bank of New York (the "Rights Agent").

                           W I T N E S S E T H :

     WHEREAS, on November 8, 1995 the Board of Directors of the Corporation (i) authorized the issuance and declared a dividend of one right (a "Right") for each share of the Common Stock, $.01 par value per share ("Common Stock"), of the Corporation outstanding as of the close of business on November 8, 1995 (the "Record Date"), each Right representing the right to purchase, on the terms and conditions contained herein, one one-hundredth of a share (subject to adjustment) of Preferred Stock, $.01 par value per share ("Series R Preferred Stock"), of the Corporation having the rights and preferences set forth in the form of Certificate of Designation attached hereto as Exhibit A, and (ii) further authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock that shall become outstanding (whether originally issued or delivered from the Corporation's treasury) between the Record Date and the Distribution Date (as defined herein);

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     Section l. Certain Definitions. For purposes of this Rights
                -------------------
Agreement, the following terms shall have the meanings indicated:
          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 25% or more
     of the outstanding Common Stock, provided that an
                                      --------
     Acquiring Person shall not include an Exempt Person. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as a result of an acquisition of shares of Common Stock by the Corporation which, by reducing the number of such shares outstanding, increases the proportionate number of shares beneficially owned by such person to 25% or more of the outstanding Common
     Stock, provided that if a Person (other than an Exempt Person) becomes the Beneficial Owner of 25% or more of the outstanding Common Stock by reason of share acquisitions by the Corporation and, after such share acquisitions by the Corporation, becomes the Beneficial Owner of any additional shares of Common Stock, such Person shall be deemed to be an "Acquiring Person." The word "outstanding," when used with reference to a Person's Beneficial Ownership of shares of Common Stock of the Corporation, shall mean the number of such shares then issued and outstanding together with the number of such shares not then issued and outstanding which such Person would be deemed to own beneficially hereunder.
          (b) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii) hereof.
          (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Rights Agreement.
          (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any shares of Common Stock:
              (i)   which such Person or any of such
          Person's Affiliates or Associates beneficially owns, directly or indirectly;
              (ii)  which such Person or any of such
          Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether or not in writing, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, provided that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (2) securities which such Person has a right to acquire on the exercise of Rights at any time prior to the occurrence of a Section 11(a) (ii) Event or a Section 13
          Event or (3) securities issuable upon exercise of Rights from and after the occurrence of a
          Section 11(a) (ii) Event or a Section 13 Event if such Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to
          Section 3(a) or Section 22 hereof ("original
          Rights") or pursuant to Section 11(i) with respect to an adjustment to original Rights;
          or (B) the right to vote pursuant to any agreement, arrangement or understanding
          (whether or not in writing), provided that a Person shall not be deemed the "Beneficial
          Owner" of, or to "beneficially own", any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such Person on
          Schedule 13D under the Exchange Act (or any comparable or successor report); or
              (iii)  which are beneficially owned,
          directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except as described in clause
          (B) of subparagraph (ii) of this paragraph
          (d)) or disposing of any securities of the Corporation.

Notwithstanding anything in this paragraph (d) to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any securities acquired in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (e) "Board of Directors" shall mean the Board of Directors of the Corporation or any duly authorized committee thereof.
          (f) "Business Day" shall mean any day other than a Saturday, Sunday, or a day of which banking institutions in the City of New York are authorized or obligated by law or executive order to close.
          (g) "close of business" on any given date shall mean 5:00 P.M., New York City time, on such date, provided that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
          (h) "Common Stock" when used with reference to the Corporation shall mean the Common Stock (currently $.01 par value per share) of the Corporation. "Common Stock" when used with reference to any Person other than the Corporation which shall be organized in corporate form shall mean the capital stock or other equity security with the greatest per share voting power of such Person. "Common Stock" when used with reference to any Person other than the Corporation which shall not be organized in corporate form shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power per unit of such Person.
          (i) "Common Stock equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.
          (j) "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.
          (k) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.
          (l) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.
          (m) "equivalent Series R Preferred Stock" shall have the meaning set forth in Section 11(b) hereof.
          (n) "Exchange Act" shall have the meaning set forth in Section 1(c) hereof.
          (o) "Exempt Person" shall mean the Corporation, any Subsidiary or parent of the Corporation, any employee benefit plan or employee stock plan of the Corporation or of any Subsidiary of the Corporation, or any person or entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan.
          (p) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.
          (q) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.
          (r) "invalidation time" shall have the meaning set forth in Section 11(a)(ii) hereof.

          (s)  NASDAQ  shall have the meaning set forth in
     Section 11 (d)(i) hereof.
          (t) "NYSE" shall mean the New York Stock Exchange.
          (u) "Permitted Transaction" shall mean a purchase or series of related purchases of shares of Common Stock of the Corporation that the Board of Directors, taking into account the long-term value of the Corporation and all other factors that the Board of Directors considers relevant, determines to be fair to and otherwise in the best interests of the holders of shares of Common Stock.
          (v) "Person" shall mean any individual, firm, corporation, partnership or other entity.
          (w) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.
          (x) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.
          (y) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.
          (z) "Right Certificate" shall have the meaning set forth in Section 3(a) hereof.
          (aa) "Section 11(a) (ii) Event" shall mean any event described in Section 11(a)(ii) (A), (B) or (C) hereof.
          (bb) "Section ll(a) (ii) Trigger Date" shall have the meaning set forth in Section 11(a) (iii) hereof.

          (cc) "Section 13 Event" shall mean any event described in clause (i), (ii) or (iii) of Section 13(a)
          (dd)"Securities Act" shall mean the Securities Act of 1933, as amended.
          (ee) "Stock Acquisition Date" shall mean the first date of public announcement by the Corporation or an Acquiring
     Person that an Acquiring Person has become such or such earlier date as a majority of the Board of Directors shall become aware of the existence of an acquiring person.
          (ff) "Substitution Period" shall have the meaning set forth in
     Section 11(a)(iii) hereof.
          (gg) "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person and any corporation or other entity that is otherwise controlled by such Person.
          (hh) "Summary of Rights" shall have the meaning set forth in
     Section 3(b) hereof.
          (ii) "Trading Day" shall have the meaning set forth in Section 11(d) hereof.
          (jj) "Triggering Event" shall mean any Section 11(a) (ii) Event or Section 13 Event.

Any determination required by the definitions contained or referred to in this Section l shall be made by the Board of Directors in good faith, and any such determination shall be binding on the Rights Agent and the holders of the Rights.

     Section 2. Appointment of Rights Agent. The Corporation hereby
                ---------------------------
appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint one or more Rights Agents as it may deem necessary or desirable.

     Section 3. Issuance of Right Certificates.
                ------------------------------
     (a) Until the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) such date as the Board of Directors may fix following the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 25% or more of the outstanding Common Stock (irrespective of whether any shares are actually purchased pursuant to any such offer), provided that such date fixed by the Board of Directors shall not be later than the nineteenth Business Day after the date of such commencement or public announcement (the date specified in clauses (i) and (ii) being subject to extension by the Board of Directors pursuant to Section 26 hereof), (x) the Rights will be evidenced (subject to the provisions of Section 3(c) hereof) by the certificates for the Common Stock registered in the names of the holders of the Common Stock and not by separate Right Certificates, and (y) each Right will be transferable only in connection with the transfer of a share (subject to adjustment as hereinafter provided) of Common Stock, provided that if the Distribution Date would be prior to the Record Date, the Record Date shall be the Distribution Date, and provided, further, that if a tender or exchange offer referred to in clause (ii) above is cancelled or withdrawn prior to the Distribution Date, such offer shall be deemed, for purposes of this Rights Agreement, never to have been made. As soon as practicable after the Distribution Date, the Rights Agent will mail, by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, as shown by the records of the Corporation, at the address of such holder shown on such records, a Right Certificate in substantially the form of Exhibit B hereto ("Right Certificate") evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates, the Corporation shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date the Rights will be evidenced solely by such Right Certificates.
     (b) On the Record Date or as soon as practicable thereafter, the Corporation will send a copy of a Summary of Rights to Purchase Series R Preferred Stock, substantially in the form attached hereto as Exhibit C ("Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Corporation.
     (c) With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date (or, if earlier, the Expiration Date), the Rights will be evidenced by such certificates for Common Stock registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby.
     (d) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date and, in certain circumstances provided for in Section 22 hereof, may be issued in respect of shares of Common Stock that become outstanding after the Distribution Date. Certificates issued for Common Stock (including, without limitation, certificates issued upon original issuance, disposition from the Corporation's treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date (or, in certain circumstances as provided in Section 22 hereof, after the Distribution Date) shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between DC Holdco, Inc. and The Bank of New York, as Rights Agent, dated as of November 8, 1995 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of DC Holdco, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. DC Holdco, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt by it of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to or beneficially owned by Acquiring Persons or their Associates or Affiliates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights may become null and void as provided in Section 11(a) (ii) of the Rights Agreement.

With respect to such certificates containing the foregoing legend, the Rights associated with the Common Stock represented by such certificates shall, until the Distribution Date, be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby.

     Section 4. Form of Right Certificates.
                --------------------------
     (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B attached hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and on their face Right Certificates shall entitle the holders thereof to purchase one one-hundredth (1/100) of one share of Series R Preferred Stock, or other securities or property as provided herein, as the same may from time to time be adjusted as provided herein, at the price per one one-hundredth of a share set forth therein, as the same may from time to time be adjusted as provided herein (the "Purchase Price").
     (b) Notwithstanding any other provision of this Rights Agreement, any Right Certificate that represents Rights that are beneficially owned by (i) an Acquiring Person or any Affiliate or Associate thereof, (ii) a transferee of an Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the Acquiring Person became such or (iii) a transferee of an Acquiring Person (or any such Affiliate or Associate) who becomes a transferee prior to or concurrently with the Acquiring Person's becoming such pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Affiliate or Associate) to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer (whether or not for consideration) which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of Section 11(a) (ii) hereof, and subsequent transferees of such Persons (or of any transferee of such Rights), and any Right Certificates issued pursuant to Section 6 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall have impressed on, printed on, written on or otherwise affixed to it (if the Corporation or the Rights Agent has knowledge that such Person is an Acquiring Person or an Associate or Affiliate thereof or transferee of such Persons or a nominee of any of the foregoing) the following legend:

     The beneficial owner of the Rights represented by this Right Certificate is an Acquiring Person or an Affiliate or Associate (as defined in the Rights Agreement) of an Acquiring Person or a subsequent holder of such Right Certificates beneficially owned by such Persons. Accordingly, under certain circumstances as provided in the Rights Agreement, this Right Certificate and the Rights represented hereby may become null and void as provided in Section 11(a) (ii) of the Rights Agreement.

     Section 5. Countersignature and Registration.
                ---------------------------------
     (a) The Right Certificates shall be executed on behalf of the Corporation by its Chairman or Vice-Chairman of the Board, its President or any Executive Vice President, Senior Vice President or Vice President, either manually or by facsimile signature, and have affixed thereto the Corporation's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although was not such an officer at the date of the execution of this Rights Agreement.
     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates Issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the date of each of the Right Certificates, and the certificate numbers for each of the Right Certificates.

     Section 6.   Transfer, Split Up, Combination and Exchange of
                  -----------------------------------------------
Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
--------------------------------------------------------------
Certificates.
------------
     (a) Subject to the provisions hereof, at any time after the close of business on the Distribution Date and at or prior to the close of business on the Expiration Date, any Right Certificate or Certificates may be (i) transferred or (ii) split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Series R Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any

Right Certificate shall surrender the Right Certificate at the shareholder services office of the Rights Agent with the form of assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Corporation and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be split up, combined or exchanged at the shareholder services office of the Rights Agent. Thereupon the Rights Agent, subject to the provisions hereof, shall countersign (by manual signature) and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
     (b) Upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Corporation, reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Corporation will execute and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights; Purchase Price; Expiration
                ----------------------------------------------
     Date of Rights.
     --------------
     (a) Except as otherwise provided herein, the Rights shall become exercisable at the close of business on the Distribution Date, and may be exercised to purchase Series R Preferred Stock, except as otherwise provided herein, in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at its principal office, together with payment of the aggregate Purchase Price, subject to adjustment as hereinafter provided, with respect to the number of one one-hundredths of a share of Series R Preferred Stock (except as otherwise provided herein) as to which such surrendered Rights are then being exercised, at or prior to the close of business on the date (the "Expiration Date") which is the earlier of (i) June 30, 1999 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof.
     (b) The Purchase Price shall initially be $350.00 for each one one-hundredth (1/100) of a share of Series R Preferred Stock issued pursuant to the exercise of a Right. The Purchase Price and the number of one one-hundredths of a share of Series R Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Purchase Price shall be payable in lawful money of the United States of America, in accordance with
Section 7(c) hereof.
     (c) Except as provided in Section 7(d) hereof, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by payment of the aggregate Purchase Price for the number of one one-hundredths of a share to be purchased and an amount equal to any applicable transfer tax, by cash, certified or official bank check or money order payable to the order of the Corporation or the Rights Agent, the Rights Agent shall, subject to Section 20(j) hereof, thereupon promptly (i) requisition from any transfer agent of the Series R Preferred Stock certificates for the number of shares of Series R Preferred Stock so elected to be purchased (and/or requisition from the depository agent depository receipts representing such number of fractional shares of Series R Preferred Stock as are to be purchased, in which case certificates for the fractional shares of Series R Preferred Stock so represented shall be deposited with the depository agent) and the Corporation will comply and hereby authorizes and directs such transfer agent (and any such depository agent) to comply with all such requests, (ii) requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14(b) hereof, and (iii) promptly after receipt of such Series R Preferred Stock certificates cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such depository receipts and cash to or upon the order of the registered holder of such Right Certificate, provided that in the case of a purchase of securities, other than Series R Preferred Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding to the foregoing clauses (i) through (iii). In the event that the Corporation is obligated to issue other securities of the Corporation, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Corporation will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.
     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.
     (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Corporation shall reasonably request.

     Section 8. Cancellation and Destruction of Right Certificates.
                --------------------------------------------------
     All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Corporation or shall, at the written request of the Corporation, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

     Section 9. Reservation and Availability of Shares of Series R
                --------------------------------------------------
Preferred Stock.
---------------
     (a) The Corporation covenants and agrees that at all times it will cause to be reserved and kept available, out of and to the extent of its authorized and unissued shares of Series R Preferred Stock not reserved for another purpose (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) or shares of Series R Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) held in its treasury, the number of shares of Series R Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) that, as provided in this Agreement, including Section 11(a) (iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights, provided that the Corporation shall not be required to reserve and keep available shares of Common Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a) (ii), Section 11(a) (iii) or Section 13 hereof unless the Rights become exercisable pursuant to such adjustments, and then only to the extent the Rights become exercisable pursuant to such adjustments.
     (b) So long as the shares of Series R Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange, the Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.
     (c) Upon the Rights becoming exercisable, the Corporation shall use its best efforts to, if then necessary to permit the offer and issuance of shares of Series R Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) upon the exercise of Rights, register and qualify such shares of Series R Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and other securities) under the Securities Act and any applicable state securities or "blue sky" laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date of the Rights. The Corporation may temporarily suspend, for a period of time not to exceed ninety days, the Exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.
     (d) The Corporation covenants and agrees that it will take all such action as may be necessary to insure that all shares of Series R Preferred Stock (and following the occurrence of a Triggering Event, shares of Common Stock and other securities) delivered upon exercise of Rights shall, to the extent applicable, at the time of delivery of the certificates for such shares (subject to payment of the aggregate Purchase Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares in accordance with applicable law.
     (e) The Corporation further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the Issuance or delivery of the Right Certificates or of any shares of Series R Preferred Stock (or other securities, as the case may be) upon the exercise of Rights. The Corporation shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for Series R Preferred Stock (or other securities, as the case may be) upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Corporation shall not be required to issue or deliver a Right Certificate or certificate for Series R Preferred Stock (or other securities, as the case may be) to a person other than such registered holder until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Corporation's satisfaction that no such tax is due.

     Section 10. Series R Preferred Stock Record Date.
                 ------------------------------------
     Each Person in whose name any certificate for shares of Series R Preferred Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Series R Preferred Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made.

     Section 11. Adjustments to Number and Kind of Shares, Number
                 ------------------------------------------------
of Rights or Purchase Price.
---------------------------
     The number and kind of shares subject to purchase upon the exercise of each Right, the number of Rights outstanding and the Purchase Price are subject to adjustment from time to time as provided in this Section 11.
     (a) (i) In the event that the Corporation shall at any time after the Record Date (A) declare or pay any dividend on Series R Preferred Stock payable in shares of Series R Preferred Stock, (B) subdivide or split the outstanding shares of Series R Preferred Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Series R Preferred Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Series R Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Series R Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this
Section 11(a), the Purchase Price in effect immediately prior to the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Series R Preferred Stock or capital stock, as the case may be, issuable upon exercise of a Right on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of an amount equal to (x) the Purchase Price in effect immediately prior to the record date or effective date of such dividend, subdivision, combination or reclassification multiplied by (y) the number of one one-hundredths of a share of Series R Preferred Stock, or shares of capital stock, as the case may be, as to which a Right was exercisable immediately prior to such date, the aggregate number and kind of shares of Series R Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, the holder thereof would have owned upon such exercise and been entitled to receive, or would be deemed to have owned, by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this
Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).
     (ii) In the event, at any time after the date of this
Agreement
          (A) any Acquiring Person or any Associate or
     Affiliate of any Acquiring Person, directly or
     indirectly, other than pursuant to any transaction set
     forth in Section 13(a) hereof, (1) shall merge with and
     into the Corporation or any of its Subsidiaries or
     otherwise combine with the Corporation or any of its Subsidiaries and the Corporation or such Subsidiary shall be the continuing or surviving corporation of such merger
     or combination and the Common Stock of the Corporation
     shall remain outstanding and no shares
     thereof shall be changed into or exchanged for stock or other securities of the Corporation or of any other Person or cash or any other property, or (2) shall, in one or more transactions, other than in connection with the exercise of a Right or Rights and other than in connection with
     the exercise or conversion of securities exercisable for
     or convertible into securities of the Corporation or of
     any Subsidiary of the Corporation (which securities were outstanding prior to the time the Acquiring Person became such), transfer any assets or property to the Corporation
     or any of its Subsidiaries in exchange (in whole or in
     part) for any shares of any class of capital stock of the Corporation or any of its Subsidiaries or any securities exercisable for or convertible into shares of any class of capital stock of the Corporation or any of its
     Subsidiaries, or otherwise obtain from the Corporation or
     any of its Subsidiaries, with or without consideration,
     any additional shares of any class of capital stock of
     the Corporation or any of its Subsidiaries or any
     securities exercisable for or convertible into shares of
     any class of capital stock of the Corporation or any of
     its Subsidiaries (other than as part of a pro rata offer
     or distribution by the Corporation or such Subsidiary to
     all holders of such shares), or (3) shall sell, purchase,
     lease, exchange,
     mortgage, pledge, transfer or otherwise acquire (other than as a pro rata dividend) or dispose, in one transaction or a
     series of transactions, to, from   or with, as the case may be,
     the Corporation or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to the Corporation or such Subsidiary than the Corporation or such Subsidiary would be able to obtain in arm s length negotiation with an unaffiliated third party, or (4) shall receive any compensation from the Corporation or any of its Subsidiaries for services other than compensation for employment as a regular or part time employee, or fees for serving as a director, at rates in accordance with the Corporation s (or its Subsidiaries ) past practices, or (5) shall receive the benefit, directly or indirectly (except proportionately as a shareholder), or any loans, advances, guarantees, pledges or other financial assistance or any tax credits or tax advantage provided by the Corporation or any of its Subsidiaries, or (6) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire (other than as a pro rata dividend ) or dispose, in one transaction or a series of transactions, to from or with, as the case may be, the Corporation or any of its Subsidiaries (other than in connection with the lines of business, if any, engaged in between the Corporation and the Acquiring Person or Associate or Affiliate thereof prior to the time and the Acquiring Person became such) assets having an aggregate fair market value or more than $250,000,000; or
          (B) any Person, alone or together with its Affiliates and Associates, shall become an Acquiring
     Person, other than pursuant to a Permitted Transaction or;
          (C) during such time as there is an Acquiring
     Person, there shall be any reclassification of securities (including any reverse stock split), or any recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction or series of transactions involving the Corporation or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate of such Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Corporation or any of its Subsidiaries, or securities exercisable for or convertible into equity securities of the Corporation or any of its Subsidiaries, which is directly or indirectly beneficially owned by any

     Acquiring Person or any Affiliate or Associate of any Acquiring Person;

then, subject to the last sentence of Section 23(a) hereof, and except as otherwise provided in this Section 11, each holder of a Right shall thereafter have the right to receive, upon exercise of a Right in accordance with the terms of this Rights Agreement and payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Series R Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, in lieu of Series R Preferred Stock, such number of shares of Common Stock of the Corporation as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Series R Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a) (ii) Event, and (y) dividing that product by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares is herein called the "Adjustment Shares"), provided that the number of Adjustment Shares shall be further appropriately adjusted to reflect any events of the type described in Sections 11(a)(i),(b) or (c) hereof occurring in respect of the Common Stock after the date of such first occurrence; and provided, further, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section l3 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).
          Notwithstanding anything in this Rights Agreement to the contrary, from and after the time (the "invalidation time") when
(A) any Person first becomes an Acquiring Person, other than through a Permitted Transaction or (B) there occurs any event described in Section 11(a)(ii) (A) or (C) in respect of any Acquiring Person who became such through a Permitted Transaction, any Rights that are beneficially owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or
(z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. The Corporation shall use all reasonable effort to ensure that the provisions of this Section 11(a)(ii) and of Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the provisions of this paragraph or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the provisions of this paragraph or any Associate or Affiliate thereof or to any nominee of such Acquiring Person whose Rights would be void pursuant to the provisions of this paragraph shall be cancelled.
     (iii) In the event that the number of shares of Common Stock which are authorized by the Corporation s Restated Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) and the Rights shall become so exercisable, the Corporation shall, to the extent permitted by applicable law and any material agreements in effect on the date hereof to which the Corporation is a party, (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right, upon exercise of such Right, issue shares of Common Stock to the extent available for the exercise in full of such Right and, to the extent shares of Common Stock are not so available, make adequate provision to substitute for the Adjustment Shares not received upon exercise of such Right (1) cash, (2) other equity securities of the Corporation (including, without limitation, shares, or units of shares, of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as shares of Common Stock (such shares or units of shares of preferred stock are herein called "Common Stock equivalents")), (3) debt securities of the Corporation, (4) other assets, (5) a reduction of the Purchase Price or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined in good faith by the Board of Directors based upon the advice of a nationally recognized independent investment banking firm selected in good faith by the Board of Directors, provided that if the Corporation shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the date (the "Section 11(a) (ii) Trigger Date") which is the later of (x) the first occurrence of a
Section 11(a) (ii) Event and (y) the date on which the

Corporation's right of redemption pursuant to Section 23(a) expires, then the Corporation shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the excess of (x) the Current Value over (y) the Purchase Price times the number of one one-hundredths of a share of Series R Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a) (ii) Event. If the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty day period set forth above may be extended to the extent necessary, but not more than ninety days after the
Section 11(a) (ii) Trigger Date, in order that the Corporation may seek shareholder approval for the authorization of such additional shares (such thirty day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Corporation determines that some action must be taken pursuant to the first or second sentence of this Section 11(a) (iii), the Corporation (x) shall provide, subject to Section 11(a) (ii) hereof and the last sentence of this Section 11(a) (iii), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Corporation shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any "Common Stock equivalent" shall be deemed to equal the Current Market Price per share of the Common Stock on such date. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).
     (b) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Series R Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) Series R Preferred Stock, shares having the same rights, privileges and preferences as the Series R Preferred Stock ("equivalent Series R Preferred Stock") or securities convertible into Series R Preferred Stock or equivalent Series R Preferred Stock at a price per share of Series R Preferred Stock or equivalent Series R Preferred Stock (or having a conversion price per share, if a security convertible into Series R Preferred Stock or equivalent Series R Preferred Stock) less than the Current Market Price per share of Series R Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series R Preferred Stock outstanding on such record date, plus the number of shares of Series R Preferred Stock which the aggregate offering price of the total number of shares of Series R Preferred Stock and equivalent Series R Preferred Stock (and the aggregate initial conversion price of the convertible securities so to be offered, including the price required to be paid to purchase such convertible security) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Series R Preferred Stock outstanding on such record date, plus the number of additional shares of Series R Preferred Stock or equivalent Series R Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Shares of Series R Preferred Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
     (c) In case the Corporation shall fix a record date for a distribution to all holders of Series R Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Corporation), assets (other than a dividend payable in Series R Preferred Stock, but including any dividend payable in stock other than Series R Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Series R Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Series R Preferred Stock and the denominator of which shall be such Current Market Price per share of Series R Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.
     (d) (i) For the purpose of any computation hereunder (including computations pursuant to Section 14 hereof), other than computations made pursuant to Section 11(a) (iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such stock for the thirty consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purpose of computations made pursuant to Section 11(a) (iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such stock for the ten consecutive Trading Days immediately following such date provided that in the event that the Current Market Price per share of Common Stock is determined during a period following the announcement by the issuer of such stock of
(x) any dividend or distribution on such stock (other than a regular quarterly cash dividend) or (y) any subdivision, combination or reclassification of the stock, and prior to the expiration of the requisite thirty Trading Day or ten Trading Day period, as set forth above, the ex-dividend date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification occurs, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of Common Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such stock selected by the Board of Directors. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange in which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
          (ii) For the purpose of any computation hereunder, the "Current Market Price" per share of Series R Preferred Stock shall be determined in the same manner as set fourth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Series R Preferred Stock cannot be determined in the manner provided above or if the Series R Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "Current Market Price" per share of Series R Preferred Stock shall be conclusively deemed to be an amount equal to one hundred (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalization with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Series R Preferred Stock is publicly held or so listed or traded, "Current Market Price" per share of the Series R Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Rights Agreement, the "Current Market Price" of one one-hundredth of a share of Series R Preferred Stock shall be equal to the "Current Market Price" of one share of Series R Preferred Stock divided by one hundred.
     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price, provided that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) one month prior to the Expiration Date.

     (f) If as a result of an adjustment made pursuant to Section 11(a)(i) or (ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Series R Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the applicable provisions with respect to the shares of Series R Preferred Stock contained in Sections 7, 9, 10, 11, 13 and 14 hereof, and such provisions shall apply on like terms to any such other shares.
     (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Series R Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
     (h) Unless the Corporation shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Series R Preferred Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
     (i) The Corporation may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights, in addition to the adjustment provided in Section 11(p) hereof. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for a number of one one-hundredths of a share of Series R Preferred Stock equal to the number of one one-hundredths of a share of Series R Preferred Stock for which a Right was exercisable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the total number of Rights outstanding immediately prior to such adjustment and the denominator of which shall be the total number of Rights outstanding immediately following such adjustment. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Corporation, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Series R Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a share which were expressed in the initial Right Certificates issued hereunder.
     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value of a share of Series R Preferred Stock issuable upon exercise of the Rights, the Corporation shall take any corporate action, including using its best efforts to obtain any required shareholder approvals, which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Series R Preferred Stock.
     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after much record date the shares of Series R Preferred Stock and cash, other capital stock or securities of the Corporation, if any, issuable upon such exercise over and above the shares of Series R Preferred Stock and cash, other capital stock or securities of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment, provided that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Series R Preferred Stock and cash, other capital stock or securities upon the occurrence of the event requiring such adjustment.
     (m) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Series R Preferred Stock, (ii) issuance for cash of any shares of Series R Preferred Stock at less than the current market price,
(iii) issuance for cash of shares of Series R Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Series R Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Corporation shall not be taxable to holders of its Series R Preferred Stock.
     (n) The Corporation covenants and agrees that it shall not, at any time after the earlier of the Distribution Date or the Stock Acquisition Date, (i) consolidate with any other Person, (ii) merge with or into any other Person or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person or Persons if
(x) at the time of or immediately after such consolidation, merger, sale or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or other transaction, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.
     (o) The Corporation covenants and agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 23 or 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.
     (p) Anything in this Rights Agreement to the contrary notwithstanding, in the event that the Corporation shall at any time after the Record Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

     Section 12. Certification of Adjustments. Whenever an
                 ----------------------------
adjustment is made as provided in Sections 11 and 13 hereof, the Corporation shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each record holder of a Right (or, if prior to the Distribution Date, to each holder of Common Stock) in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any certificate prepared by the Corporation pursuant to Sections 11 and 13 hereof and on any adjustment therein contained.

     Section 13. Consolidation, Merger or Sale or Transfer of
                 --------------------------------------------
Assets or Earning Power.
-----------------------

     (a) In the event that, at any time on or after the Stock Acquisition Date, directly or indirectly, (i) the Corporation shall consolidate with any other Person or Persons or shall merge with and into any other Person or Persons (other than a Subsidiary of the Corporation in a transaction that complies with Section 11(o) hereof) and the Corporation shall not be the surviving or continuing corporation of such merger, or (ii) any Person or Persons other than Subsidiary of the Corporation in a transaction that complies with Section 11(o) hereof) shall merge with and into the Corporation, and the Corporation shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or of the Corporation or cash or any other property, or (iii) the Corporation or one or more of its Subsidiaries shall sell or otherwise transfer to any other Person (other than a Subsidiary of the Corporation in a transaction that complies with
Section 11(o) hereof) or any Affiliate or Associate of such Person, in one or more transactions, or the Corporation or one or more of its Subsidiaries shall sell or otherwise transfer to any Person (other than a Subsidiary of the Corporation in a transaction that complies with Section 11(o) hereof) in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, except as may be contemplated by Section 13(d), proper provision shall be made so that (A) each holder of record of a Right, other than as provided in Section 11(a) (ii) hereof, shall thereafter have the right to receive, upon the exercise thereof and payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if earlier, the first occurrence of a Section 11(a)
(ii) Event) in accordance with the terms of this Rights Agreement, such number of shares of validly issued, fully paid and non-assessable and freely tradeable Common Stock of the Principal Party (as defined herein) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Series R Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if earlier, the first occurrence of a Section 11(a) (ii) Event), and (2) dividing that product by 50% of the Current Market Price (determined as provided in Section 11(d) hereof with respect to the Common Stock) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event, provided that the Purchase Price and the number of shares of Common Stock of such

Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Rights Agreement to reflect any events occurring after the date of the first occurrence of a
Section 13 Event, (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this Rights Agreement, (C) the term "Corporation" for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event, and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights, provided that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had he, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property and (E) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any Section 13 Event.
     (b)  "Principal Party" shall mean
                (i)   in the case of any transaction described in
          (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which shares of Common Stock of the Corporation are converted in such merger or consolidation, or, if there is bore than one such issuer, the issuer the Common Stock of which has the greatest aggregate market value of shares outstanding or (B) if no securities are so issued, (x) the Person that is the other party to the merger, such Person survives said merger, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Corporation if it survives) or (z) the Person resulting from the consolidation; and
                (ii)  in the case of any transaction described in
                (iii) of the first sentence in Section 13(a)
                hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;
provided that in any such case described in the foregoing clause
--------
(b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.
     (c) The Corporation shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Corporation and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and
(b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:
          (i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;
          (ii) use its best efforts, if the Common Stock of the Principal Party shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by NASDAQ or such other system then in use;
          (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act;
     and
          (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of Common
     Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.
In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a) (ii) hereof, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a) hereof.
     (d) Furthermore, in case the Principal Party which is to be a party to a transaction referred to in this Section 13 has provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Corporation hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

     Section 14. Fractional Rights and Fractional Shares.
                 ---------------------------------------
     (a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. If the Corporation shall not issue fractions of Rights, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the then current market value of a whole Right. For the purposes of this Section 14(a), the then current market value of a Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which fractional Rights would have been issuable, determined in the same manner as the closing price of a share of Common Stock shall be determined pursuant to Section 11(d) hereof.
     (b) The Corporation shall not be required to issue fractions of shares of Series R Preferred Stock or other securities of the

Corporation upon exercise of the Rights (other than fractions of shares of Series R Preferred Stock which are integral multiples of one one-hundredth of a share) or to distribute certificates which evidence fractional shares (other than fractions of shares of Series R Preferred Stock which are integral multiples of one one-hundredth of a share); provided that in lieu of issuing fractions of shares of Series R Preferred Stock, the Corporation may, at its election, deliver depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Corporation and a depositary selected by it, but only if such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as beneficial owners of the Series R Preferred Stock. With respect to fractional shares that are not integral multiples of one one-hundredth of a share, if the Corporation does not issue such fractional shares or deliver depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the then current market value of a share of Series R Preferred Stock or other securities of the Corporation. For purposes of this Section 14(b), the then current market value of a share of Series R Preferred Stock or other securities of the Corporation shall be the closing price thereof for the Trading Day immediately prior to the date of such exercise, as determined pursuant to Section 11(d) (ii) hereof or in the same manner as the closing price of a share of Series R Preferred Stock shall be determined pursuant to Section 11(d) (ii) hereof, as the case may be.
     (c) Following the occurrence of a Triggering Event, the Corporation shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Corporation may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
     (d) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Series R Preferred Stock or other securities of the Corporation upon exercise of a Right, except as provided by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Rights Agreement are vested in the respective holders of record of the Right Certificates (and, prior to the Distribution

Date, the holders of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and, accordingly, that they will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.

     Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:
     (a) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of Common Stock;

     (b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the designated office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;
     (c) the Corporation and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Corporation or the Rights Agent or the transfer agent of the Common Stock) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary; and
      (d) notwithstanding anything in this Rights Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation, provided that the Corporation must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Right Certificate Holder Not Deemed a Shareholder.
                 -------------------------------------------------
     No holder of a Right Certificate, as such, shall be entitled to vote, receive dividends in respect of or be deemed for any purpose to be the holder of Series R Preferred Stock or any other securities of the Corporation which may at any time be issuable upon the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights in respect of any such stock or securities, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent.
                 ---------------------------
     (a) The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the cost and expenses of defending against any claim of liability in the premises.
     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate, certificate for Series R Preferred Stock or other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons.

     Section 19.  Merger or Consolidation or Change of Name of
                  --------------------------------------------
Rights Agent.
------------

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent, and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.
     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent
                 ----------------------
undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:
     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted to be taken by it in good faith and in accordance with such opinion.
     (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the

Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President or the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.
     (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.
     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.
     (e) The Rights Agent shall not (i) be responsible for (A) the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or the validity or execution of any Right Certificate (except its countersignature thereof), (B) any breach by the Corporation of any covenant or condition contained in this Rights Agreement or in any Right Certificate, (C) any adjustment required under the provisions of Section 11 or 13 hereof or (D) the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment) or (ii) by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series R Preferred Stock to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Series R Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.
     (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.
     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President or the Secretary or any Assistant Secretary of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.
     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other entity.
     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.
     (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause l or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Corporation.

     Section 21. Change of Rights Agent. The Rights Agent or any
                 ----------------------
successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon thirty days' notice in writing mailed to the Corporation and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Corporation may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Corporation shall fail to make such appointment within a period of thirty days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Corporation), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates.
                 ----------------------------------
Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the Issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Corporation may, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Corporation, or in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale, provided that (i) no such Right Certificate shall be issued if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23. Redemption.
                 ----------
     (a) The Board of Directors may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date, subject to extension by the Board of Directors as provided in Section 26 hereof, or (ii) the close of business on the Final Expiration Date, cause the Corporation to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Rights Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of any Section 11(a) (ii) Event until such time as the Board of Directors' right of redemption hereunder has expired.
     (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, without any interest thereon. Within ten days after the action of the Board of Directors ordering the redemption of the Rights, the Corporation shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock. Any notice which is mailed in the manner provided herein shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made and the time for such payment. The failure to give notice required by this Section 23(b) or any defect therein shall not affect the legality or validity of the action taken by the Corporation.

     Section 24. Notice of Proposed Actions.
                 --------------------------
     (a) In case the Corporation, after the earlier of the Distribution Date or the Stock Acquisition Date, shall propose (i) to effect any of the transactions referred to in Section 11(a) (i) hereof or to pay any dividend to the holders of record of its Series R Preferred Stock payable in stock of any class or to make any other distribution to the holders of record of its Series R Preferred Stock (other than a regular quarterly cash dividend), or
(ii) to offer to the holders of record of its Series R Preferred Stock options, warrants, or other rights to subscribe for or to purchase shares of Series R Preferred Stock (including any security convertible into or exchangeable for Series R Preferred Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Series R Preferred Stock or any recapitalization or reorganization of the Corporation, or (iv) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to each holder of record of a Right Certificate, in accordance with
Section 25 hereof, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section ll(a)(i), or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, liquidation, dissolution or winding up is to take place and the record date for determining participation therein by the holders of record of Series R Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of record of Series R Preferred Stock for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Series R Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Corporation or the vote upon any such action.
     (b) In case any of the transactions referred to in Section 11(a)(ii) (A) or (C) or Section 13 of this Rights Agreement are proposed after the earlier of the Distribution Date or the Stock Acquisition Date, then, in any such case, (i) the Corporation shall give to each holder of Rights, in accordance with Section 25 hereof, notice of the proposal of such transaction at least ten days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under Section 11(a) (ii) (A) or (C) or Section 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights and (ii) all references in the preceding paragraph (a) to Series R Preferred Stock shall be deemed thereafter to refer to Common Stock or other securities, as appropriate.

     Section 25. Notices. Notices or demands authorized by this
                 -------
Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on behalf of the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                DC Holdco, Inc.
                500 South Buena Vista Street
                Burbank, California 91521
                Attention: David K. Thompson
                Senior Vice President -
                Assistant General Counsel

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Corporation or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:
                The Bank of New York
                Stock Transfer Administration
                12th Floor West
                101 Barclay Street
                New York, New York
                Attention: Jeannine Jeffers
                Assistant Treasurer

Notices or demands authorized by this Rights Agreement to be given or made by the Corporation or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent.

     Section 26. Supplements and Amendments. For as long as the
                 --------------------------
Rights are then redeemable and except as provided in the penultimate sentence of this Section 26, the Corporation may in its sole and absolute discretion, and the Rights Agent shall if the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights or the Common Stock. At any time when the Rights are not then redeemable and except as provided in the penultimate sentence of this Section 26, the Corporation may, and the Rights Agent shall if the Corporation so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder or (d) to change or supplement the provisions hereunder in any manner which the Corporation may deem necessary or desirable; provided, that no such supplement or amendment shall
           --------
adversely affect the interests of the holders of Right Certificates as such (other than any Acquiring Person who became such other than pursuant to a Permitted Transaction or an Affiliate or Associate of such an Acquiring Person); provided, further, that
                                           -----------------
this Rights Agreement may not be supplemented or amended to lengthen, pursuant to clause (c) of this sentence, (i) a time period relating to when the Rights may be redeemed or this Agreement amended at the sole and absolute discretion of the Corporation at such time as the Rights are not then redeemable or
(ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, or the benefits to, the holders of Rights as such (other than any Acquiring Person who became such other than pursuant to a Permitted Transaction or an Affiliate or Associate of such an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this
Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date or, except as contemplated herein, the number of one one-hundredths of a share of Series R Preferred Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     Section 27. Successors. All of the covenants and provisions of
                 ----------
this Rights Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 28. Benefits of this Rights Agreement. Nothing in this
                 ---------------------------------
Rights Agreement shall be construed to give to any person or corporation other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement, and this Rights Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of record of the

Right Certificates (and, prior to the Distribution Date, the Common
Stock).

     Section 29. Delaware Contract. This Rights Agreement and each
                 -----------------
Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     Section 30. Counterparts. This Rights Agreement may be
                 ------------
executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 31. Descriptive Headings. Descriptive headings of the
                 --------------------
several sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 32. Determination and Actions by the Board of
                 -----------------------------------------
Directors, Etc.
--------------
     For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule l3d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to
(i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall
(i) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Right Certificates and all other parties, and (ii) not subject the Board of Directors to any liability to the holders of the Right Certificates.
          Section 33. Severability. If any term, provision,
                      ------------
covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

Attest:                       DC HOLDCO, INC.



By: /s/ Marsha L. Reed        By: /s/ David K. Thompson
    ----------------------        ----------------------------
Name:  Marsha L. Reed         Name:  David K. Thompson
Title: Corporate Secretary    Title: Senior Vice President
                                     Assistant General Counsel



Attest:                       THE BANK OF NEW YORK



By: /s/ Kevin M. Brennnan     By:  /s/ Patrick Falciglia
    ---------------------          ---------------------
Name:  Kevin M. Brennan       Name:  Patrick Falciglia
Title: Vice President         Title: Vice President

                                                                       EXHIBIT A



           CERTIFICATE OF THE VOTING POWERS, DESIGNATION, PREFERENCES
             AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL
                 RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR
                 RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET
                      FORTH IN THE RESTATED CERTIFICATE OF
                       INCORPORATION OR IN ANY AMENDMENT
                            THERETO, OF THE SERIES R
                                PREFERRED STOCK
                           ($.01 Par Value Per Share)

                                       OF

                                DC HOLDCO, INC.


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     The undersigned hereby certifies that the following resolution was adopted by the Board of Directors of DC Holdco, Inc., a Delaware corporation (the "Corporation"), on November 8, 1995:

     RESOLVED, that pursuant to authority conferred on the Board of Directors of the Corporation by its Restated Certificate of Incorporation, a Series R Preferred Stock of the Corporation is created and the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

     Section 1.  Designation and Amount.  The shares of such series shall be
                 ----------------------
designated "Series R Preferred Stock" ("Series R

Preferred Stock") and the number of shares constituting such series shall be 8,000,000. Shares of Series R Preferred Stock shall have a par value of $.01 per share.

     Section 2.  Dividends and Distributions.
                 ---------------------------
     (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series R Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $.01 par value per share, of the Corporation ("Common Stock") and (ii) a preferential cash dividend (a "Preferential Dividend"), if any, on the fifteenth day of January, April, July and October of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series R Preferred Stock, in an amount equal to $1.00 per share of Series R Preferred Stock less the per share amount of all cash dividends declared on the Series R Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series R Preferred Stock. In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of series R Preferred Stock, make any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to clause (i) of the immediately preceding sentence and other than a distribution of shares of Common Stock or other capital stock of the Corporation and other than a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Current Market Price of such share), then and in each such event the Corporation shall simultaneously pay on each then outstanding share of Series R Preferred Stock of the Corporation a distribution, in like kind, of 100 times (subject to the provisions for adjustment hereinafter set forth) such distribution paid on a share of Common Stock. The dividends and distributions on the Series R Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and the second sentence of this paragraph are hereinafter referred to as "Participating Dividends," and the multiple of cash and non-cash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the

"Dividend Multiple." In the event the Corporation shall at any time after November 8, 1995 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such event the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series R Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid or set aside for payment on the Series R Preferred Stock.

    (C) Preferential Dividends shall begin to accumulate on outstanding shares of Series R Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series R Preferred Stock. Accumulated but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series R Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     Section 3.  Voting Rights.  The holders of shares of Series R Preferred
                 -------------
Stock shall have the following voting rights:

     (A) Each share of Series R Preferred Stock shall entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Corporation. The number of votes which a holder of Series R Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple". In the event the Corporation shall at any time after November 8, 1995 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series R Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series R Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends on the Series R Preferred Stock shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series R Preferred Stock, together with the holders of any other series of Preferred Stock of the Corporation who shall have been granted voting rights to elect directors upon a default in the payment of dividends by the Corporation (collectively with the holders of the Series R Preferred Stock, the "Preferred Stockholders"), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Series R Preferred Stock. Each director elected by the Preferred Stockholders (herein called a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed without cause except by, the vote of the Preferred Stockholders, voting together as a single class without regard to series, at a meeting of the stockholders, or of the Preferred Stockholders, called for the purpose. So long as a default in any preference dividends on the Series R Preferred Stock shall exist (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (ii) in case of the removal of any Preferred Director, the vacancy may be filed by the vote of the Preferred Stockholders, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Series R Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon the Series R Preferred Stock shall be equivalent to six full quarter-yearly dividends or more and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Series R Preferred Stock then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

     (D) Except as otherwise required by law or set forth herein, holders of Series R Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

     Section 4.  Certain Restrictions.
                 --------------------
     (A) Whenever Preferential Dividends or Participating Dividends are in arrears or the Corporation shall be in default in payment thereof, thereafter and until all accumulated and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series R Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series R Preferred Stock may have in such circumstances, the Corporation shall not

     (i) declare or pay dividends on, make any other distributions on or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
up) to the Series R Preferred Stock;

     (ii) declare or pay dividends or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series R Preferred Stock, unless dividends are paid ratably on the Series R Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) except as permitted by subparagraph (iv) of this paragraph (A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series R Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series R Preferred Stock; or

      (iv) purchase or otherwise acquire for consideration any shares of Series R Preferred Stock, or any shares of stock ranking on a parity with the Series R Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          (C) The Corporation shall not issue any shares of Series R Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of November 8, 1995 between the Corporation and The Bank of New York (the "Rights Agreement"), a copy of which is on file at the principal executive office of the Corporation and shall be made available to holders of record of Common Stock or Series R Preferred Stock without charge upon written request there for addressed to the Secretary of the Corporation. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than those of the Series R Preferred Stock.

          Section 5.  Reacquired Shares.  Any shares of Series R Preferred Stock
                      -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Corporation shall cause all such shares upon their retirement and cancellation to become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

          Section 6.  Liquidation, Dissolution or Winding Up. Upon any voluntary
                      --------------------------------------
or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior to the Series R Preferred Stock (upon liquidation, dissolution or winding up) unless the holders of shares of Series R Preferred Stock shall have received, subject to adjustment as hereinafter provided, the greater of either (A) $100.00 per share plus an amount equal to accumulated and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or
(B) the
amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series R Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series R Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series R Preferred Stock are entitled under clause (i) (A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series R Preferred Stock shall be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (i) (B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount," and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." In the event the Corporation shall at any time after November 8, 1995 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series R Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.  Certain Reclassification and Other Events.
                      -----------------------------------------
          (A) In the event that holders of shares of Common Stock receive after November 8, 1995 in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise ("Transaction"), then in each such event the dividend rights, rights upon the liquidation, dissolution or winding up of the Corporation and voting rights of the shares of Series R Preferred Stock shall be adjusted so that after such event the holders of Series R Preferred Stock shall be entitled, in respect of each share of Series R Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock and (iii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock.

          (B) In the event that holders of shares of Common Stock receive after November 8, 1995 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Current Market Price (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then in each such event the dividend rights, rights upon the liquidation, dissolution or winding up of the Corporation and voting rights of the shares of Series R Preferred Stock shall each be adjusted so that after such event the Dividend Multiple and the Liquidation Multiple and the Vote Multiple shall each be the product of the Dividend Multiple, the Liquidation Multiple and the Vote Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Current Market Price of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

          (C) In the event that holders of shares of Common Stock receive after November 8, 1995 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Stock), at a purchase price per share less than the Current Market Price of such shares of capital stock on the date of issuance of such right or warrant, then in each such event the dividend rights, rights upon liquidation, dissolution or winding up of the Corporation and the voting rights of the shares of Series R Preferred Stock shall each be adjusted so that after such event each holder of a share of Series R Preferred Stock shall be entitled, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined), (ii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multipled again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Current Market Price (as hereinafter defined) of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Current Market Price of a share of such capital stock immediately after the distribution of such right or warrant.

          (D) For purposes of this Section 7, the "Current Market Price" of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing prices per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, provided that in the event that such Current Market Price of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after the ex-dividend date for (i) a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock or (ii) any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then in each such event, the Current Market Price shall be appropriately adjusted by the

Board of Directors to reflect the Current Market Price of such stock to take into account ex-dividend trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Current Market Price thereof as aforesaid, "Current Market Price" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors. in either case referred to in the foregoing sentence, the determination of Current Market Price shall be described in a statement filed with the Secretary of the Corporation.

          Section 8.  Consolidation, Merger, etc.  In the event that the
                      --------------------------
Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such event each outstanding share of Series R Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the higher of the Dividend Multiple, the Liquidation Multiple or the Vote Multiple in effect immediately prior to such event.

          Section 9.  Effective Time of Adjustments.
                      -----------------------------
          (A) Adjustments to the Series R Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

          (B) The Corporation shall give prompt written notice to each holder of a share of Series R Preferred Stock of the effect on any such shares of any adjustment to the dividend rights or rights upon liquidation, dissolution or winding up of the Corporation required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

          Section 10. No Redemption.  The shares of Series R Preferred Stock
                      -------------
shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire shares of Series R Preferred Stock in any other manner permitted by law, the provisions of this Certificate of Designation and the Restated Certificate of Incorporation.

          Section 11. Banking.  Unless otherwise provided in the Restated
                      -------
Certificate of Incorporation or a Certificate of Designation relating to a subsequent series of Preferred Stock of the Corporation, the Series R Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

          Section 12. Amendment.  After the Distribution Date (as defined in the
                      ---------
Rights Agreement), the provisions hereof and of the Restated Certificate of incorporation shall not be amended in any manner which would materially affect the rights, privileges or powers of the Series R Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of 80% or more of the outstanding shares of Series R Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, DC Holdco, Inc. has caused this Certificate to be signed and attested on November 8, 1995.

                                                By:_____________________________
                                                Name:    David K. Thompson
                                                Title:   Senior Vice President
                                                       Assistant General Counsel



ATTEST:


By__________________________
Name:   Marsha L. Reed
Title:  Corporate Secretary

                                                                EXHIBIT B

                          (Form of Right Certificate)


Certificate No.                                     _______ Rights


          NOT EXERCISABLE AFTER JUNE 30, 1999 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $0.01 PER RIGHT (SUBJECT TO ADJUSTMENT) ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IF THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a) (ii) OF THE RIGHTS AGREEMENT.



                               Right Certificate

                                DC HOLDCO, INC.


          This certifies that               , or registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of November 8, 1995 ("Rights Agreement") between DC Holdco, Inc., a Delaware corporation (the "Corporation"), and The Bank of New York (the "Rights Agent"), to purchase from the Corporation at any time after the Distribution Date (as that term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on June 30, 1999 at the principal office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one one-hundredth (1/100) of a fully paid and nonassessable share of Series R Preferred Stock, $.01 par value per share, ("Series R Preferred Stock") of the Corporation at a purchase price of $350.00 per one one-hundredth of a share; as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

          As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredth of a share of Series R Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Series R Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and in and a part hereof, and reference to the Rights Agreement is made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Corporation and the holders of record of Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Corporation.

          This Right Certificate, with or without other Right Certificates, upon surrender at the shareholder services office of the Rights Agent designated for that purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase the same aggregate number of shares of Series R Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered entitled that holder to purchase. If the Right Certificate is exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this of Directors at its option at a redemption price of Certificate may be redeemed by the Corporation by action of the Board $0.01 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as that time period may be extended pursuant to the Rights Agreement) and (ii) the Final Expiration date.

          No fractional shares of Series R Preferred Stock or other securities of the Corporation are required to be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions of shares of Series R Preferred Stock which are integral multiples of one one-hundredth of a share), and in lieu thereof, as provided in the Rights Agreement, a cash payment may be made. As provided in the Rights Agreement, fractions of shares of Series R Preferred Stock may, at the election of the Corporation, be evidenced by depositary receipts.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Series R Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal. Dated as of ___________ __, 19__.

ATTEST:                             DC HOLDCO, INC.


_____________________               By:  _____________________
     Secretary                           Title:



Countersigned:

THE BANK OF NEW YORK,
as Rights Agent


By:  _____________________
     Authorized signature

                  (Form of Reverse Side of Right Certificate)


                               FORM OF ASSIGNMENT
                               ------------------

(To be executed by the registered holder if that holder desires to transfer the Rights represented by the Right Certificate)


          FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto ________________________
___________________________________________________
(Please print name and address of transferee)
___________________________________________________

__________ Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney to transfer this Right Certificate on the books of DC Holdco, Inc. with full power of substitution.

Dated:_____________ __, 19__

                                    ___________________________
                                             Signature

Signature Guaranteed:

                                  Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as those terms are defined in the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated:              , 19
                                    ___________________________
                                    Signature

Signature Guaranteed:


                                     NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration, enlargement or any other change.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------
(To be executed by the registered holder if that holder desires to exercise the Rights represented by the Right Certificate)


To:  DC Holdco, Inc.

          The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Right Certificate to purchase the shares of Series R Preferred Stock issuable upon the exercise of those Rights and requests that certificates for those share(s) be issued in the name:

Please insert social security
or other identifying number

_____________________________________________________
          (Please print name and address)
_____________________________________________________

If the number of Rights exercised does not constitute all of the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of Rights remaining shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

____________________________________________________
          (Please print name and address)
____________________________________________________

Dated:    ____________ __, 19__


                                    _______________________
                                    Signature
                                    Signature must conform in all respects to
name of holder as specified on the face of this Right Certificate)

Signature Guaranteed:

                                  Certificate
                                  -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as those terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated:              , 19                 _______________________
                                              Signature


Signature Guaranteed:

                                                                       EXHIBIT C


                                DC HOLDCO, INC.

                         SUMMARY OF RIGHTS TO PURCHASE
                            SERIES R PREFERRED STOCK


          On November 8, 1995, the Board of Directors of DC Holdco., Inc. (the "Corporation") declared a dividend of one Right for each outstanding share of Common Stock of the Corporation (the "Common Stock"). The dividend is payable on November 8, 1995 to holders of record of Common Stock at the close of business on that date. Each Right entitles the registered holder to purchase from the Corporation one one-hundredth (1/100) of a share of Series R Preferred Stock at an initial Purchase Price of $350.00, subject to adjustment. The terms and conditions of the Rights are contained in a Rights Agreement between the Corporation and The Bank of New York, as Rights Agent.

          As discussed below, initially the Rights will not be exercisable,
          -----------------------------------------------------------------
certificates for the Rights will not be issued, and the Rights will
-------------------------------------------------------------------
automatically trade with the Common Stock.
-----------------------------------------

          Until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons ("Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the outstanding Common Stock (the "Stock Acquisition Date") or (ii) a date fixed by the Board of Directors which is not later than the nineteenth business day after the commencement by any person or group of, or the first public announcement of the intent of any person or group to commence, a tender or exchange offer which would result in that person or group owning 25% or more of the outstanding Common Stock, the Rights will be represented by and transferred only with the Common Stock. With respect to certificates for Common Stock outstanding as of November 8, 1995, until the Distribution Date, the Rights will be evidenced by such certificates and this Summary. Until the Distribution Date, new certificates issued for Common Stock after November 8, 1995 will contain a legend incorporating the Rights Agreement by reference. The surrender for transfer of any of the Corporation's Common Stock certificates, with or without this Summary, will also constitute the transfer of the Rights associated with the Common Stock represented by those certificates. As soon as practicable following the Distribution Date, separate Right Certificates will be mailed to holders of record of Common Stock at the close of business on the Distribution Date, and thereafter the Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on June 30, 1999, unless redeemed earlier as described below.

          The Series R Preferred Stock will be nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to all other series of the Corporation's preferred stock. The Series R Preferred Stock may not be issued except upon exercise of the Rights. Each share of Series R Preferred Stock will be entitled to receive, when, as and if declared, a quarterly dividend in an amount equal to the greater of $1.00 per share or 100 times the quarterly cash dividend declared on the Corporation's Common Stock. In addition, the Series R Preferred Stock is entitled to 100 times any non-cash dividends (other than dividends payable in equity securities) declared on the Common Stock, in like kind. In the event of liquidation, the holders of Series R Preferred Stock will be entitled to receive a liquidation payment in an amount equal to the greater of $100.00 per share or 100 times the liquidation payment made per share of Common Stock. Each share of Series R Preferred Stock will have 100 votes, subject to adjustment, voting together with the Common Stock and not as a separate class unless otherwise required by law or the Corporation's Restated Certificate of Incorporation. In the event of any merger, consolidation or other transaction in which common shares are exchanged, each share of Series R Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of the Series R Preferred Stock as to dividends, voting rights and liquidation are protected by antidilution provisions.

          The Purchase Price payable and the number of shares of Series R Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series R Preferred Stock, (ii) upon the grant to holders of the Series R Preferred Stock of certain rights or warrants to subscribe for Series R Preferred Stock or convertible securities at less than the current market price of the Series R Preferred Stock or (iii) upon the distribution to holders of the Series R Preferred Stock of evidences of indebtedness or assets (excluding regular cash dividends and dividends payable in Series R Preferred Stock) or of subscription rights or warrants.

          If (i) any person becomes the beneficial owner of 25% or more of the then outstanding shares of Common Stock, other than pursuant to a purchase or series of related purchases of shares of Common Stock that the Board of Directors, taking into account the long-term value of the Corporation and all other factors that the Board of Directors considers relevant, determines to be fair to and otherwise in the best interests of the holders of Common Stock (a "Permitted Transaction"), or (ii) any Acquiring Person or any of its affiliates or associates engages in one or more "self-dealing" transactions as described in the Rights Agreement, then each holder of a Right, other than the Acquiring Person, will have the right to receive, upon payment of the Purchase Price, in lieu of Series R Preferred Stock, a number of shares of Common Stock having a market value equal to twice the Purchase Price. To the extent that insufficient shares of Common Stock are available for the exercise in full of the Rights, holders of Rights will receive upon exercise shares of Common Stock to the extent available and then cash, property or other securities of the Corporation (which may be accompanied by a reduction in the Purchase Price), in proportions determined by the Corporation, so that the aggregate net value received is equal to twice the Purchase Price. Rights are not exercisable following the acquisition of shares of Common Stock by an Acquiring Person as described in this paragraph until the expiration of the period during which the Rights may be redeemed as described below. Notwithstanding the foregoing, after the occurrence of an event described in the first sentence of this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person will be null and void.

          Unless the Rights are redeemed earlier, if, after the Stock Acquisition Date, the Corporation is acquired in a merger or other business combination (in which the Corporation is not the surviving corporation or in which any shares of Common Stock are converted or exchanged) or more than 50% of the assets or earning power of the Corporation and its subsidiaries (taken as a whole) are sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision shall be made so that each holder of record of a Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has a market value at the time of such transaction equal to twice the Purchase Price.

          Fractions of shares of Series R Preferred Stock may, at the election of the Corporation, be evidenced by depositary receipts. The Corporation may also issue cash in lieu of fractional shares of Series R Preferred Stock which are not integral multiples of one one-hundredth of a share.

          At any time until ten days following the Stock Acquisition Date (subject to extension by the Board of Directors), the Board of Directors may cause the Corporation to redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment to reflect any stock split, stock dividend or similar transaction. Immediately upon the action of the Board of Directors authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the holders of Rights will only be entitled to receive the redemption price without any interest thereon.

          As long as the Rights are redeemable, the Corporation may, except with respect to the redemption price, the number of one one-hundredths of a share of Series R Preferred Stock for which a Right is exercisable, or the date of expiration of the Rights, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not redeemable, the Corporation may amend the Rights in any manner that does not adversely affect the interests of holders of the Rights as such.

          Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Corporation, including without limitation the right to vote or to receive dividends.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Corporation, 500 South Buena Vista Street, Burbank, California 91521, Attention: Vice President - Corporate and Stockholder Affairs. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated in this summary description by reference.